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                                                                    EXHIBIT 4.16



                            CERTIFICATE OF TRUST OF
                              CCC CAPITAL TRUST I


         THIS CERTIFICATE OF TRUST OF CCC CAPITAL TRUST I (the "Trust"), dated December 6, 1999, is being duly executed and filed by the undersigned trustees for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

         1. NAME. The name of the business trust formed hereby is CCC Capital Trust I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is The Bank of New York (Delaware), Route 273, 110 White Clay Center, Newark, Delaware 19711.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                      THE BANK OF NEW YORK (DELAWARE),
                                      not in its individual capacity but solely as trustee of the Trust


                                      By:  /s/ Frederick W. Clark
                                         ---------------------------------------
                                      Name:  Frederick W. Clark
                                      Title: Authorized Signatory


                                      THE BANK OF NEW YORK,
                                      not in its individual capacity but solely as trustee of the Trust


                                      By:  /s/ Van K. Brown
                                         ---------------------------------------
                                      Name:  Van K. Brown
                                      Title: Assistant Vice President